UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 23, 2004

TRANSMONTAIGNE INC.

(Exact name of registrant as specified in its charter)

Delaware	001–11763	06–1052062
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1670 Broadway, Suite 3100, Denver, CO 80202
(Address of principal executive offices)

Registrant’s telephone number, including area code: 303–626–8200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐                                    Pre–Commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐                                    Pre–Commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

As previously reported, on November 4, 2004, a wholly–owned subsidiary of TransMontaigne Inc. (“TransMontaigne”), TransMontaigne Product Services Inc. (“TPSI”), entered into a Product Supply Agreement with Morgan Stanley Capital Group Inc. (“MSCG”), pursuant to which TPSI will purchase and receive certain refined petroleum products from MSCG.  Under the terms of the Product Supply Agreement, MSCG will be the exclusive supplier of gasoline and distillate to TransMontaigne’s existing marketing and distribution business at terminals connected to the Colonial and Plantation Pipelines and its Florida waterborne terminals.

On November 23, 2004, TransMontaigne and MSCG closed certain transactions contemplated by the Product Supply Agreement.  In connection with the closing, TransMontaigne (1) issued to MSCG Warrants to Purchase Common Stock of TransMontagine, Inc., dated as of November 23, 2004 (the “Warrants”) and (2) entered into a Registration Rights Agreement, dated as of November 23, 2004 (the “Registration Rights Agreement”), with MSCG, that provides MSCG certain registration rights with respect to the Warrants or any shares of common stock, par value $0.01 per share, of TransMontaigne issued upon exercise of the Warrants.  The material terms of the Warrants are set forth in Item 3.02 below and incorporated herein by reference.  The Registration Rights Agreement provides that MSCG or its transferee shall have the right to request that TransMontaigne file up to three registration statements covering the resale of the Warrants or underlying common stock, the final registration of which must be a shelf registration statement that TransMontaigne must keep effective for not less than 180 days. The Registration Rights Agreement also gives MSCG or its transferee the right to “piggyback” on registration statements filed by TransMontaigne or other stockholders, subject to limitations.  In addition, the Registration Rights Agreement contains indemnification provisions and other terms customary for agreements of its type.  Copies of the Warrants and the Registration Rights Agreement are attached hereto as Exhibits 4.1 and 4.2, respectively

Item 3.02   Unregistered Sales of Equity Securities

In connection with closing of, and as partial consideration for MSCG entering into, the Product Supply Agreement, on November 23, 2004, TransMontaigne issued Warrants to MSCG to purchase 5,500,000 shares of common stock, par value $0.01 per share, of TransMontaigne, subject to adjustments in accordance with terms and conditions of the Warrants.  The Warrants may be exercised at any time and from time to time on or after the earlier to occur of (a) March 1, 2005 and (b) the date immediately preceding the occurrence of a Reorganization (as defined in the Warrants) through March 1, 2010, at an exercise price equal to $6.60 per share, subject to customary anti–dilution adjustments in accordance with terms and conditions of the Warrants.  On November 23, 2004, TransMontaigne’s common stock closed at $ 5.80 per share on the American Stock Exchange.  The Warrants were issued in reliance upon the exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.  No discounts or commissions were paid in connection with the issuance of the Warrants.

Item 9.01.   Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit No.	Description of Exhibit
4.1	Warrants to Purchase Common Stock of TransMontaigne Inc., dated as of November 23, 2004, by TransMontaigne Inc. in favor of Morgan Stanley Capital Group Inc.

4.2	Registration Rights Agreement, dated as of November 23, 2004, by and between TransMontaigne Inc. and Morgan Stanley Capital Group Inc.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSMONTAIGNE INC.
(Registrant)

Date: November 30, 2004	By:	/s/ RANDALL J. LARSON
Randall J. Larson
Executive Vice President, Chief Financial Officer and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description of Exhibit

4.1	Warrants to Purchase Common Stock of TransMontaigne Inc., dated as of November 23, 2004, by TransMontaigne Inc. in favor of Morgan Stanley Capital Group Inc.

4.2	Registration Rights Agreement, dated as of November 23, 2004, by and between TransMontaigne Inc. and Morgan Stanley Capital Group Inc.